UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 7, 2022

Zoned Properties, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-51640	46-5198242
(Commission File Number)	(IRS Employer Identification No.)

8360 E. Raintree Drive, #230 Scottsdale, AZ	85260
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s telephone number, including area code): (877) 360-8839

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

First Amendment to Loan Agreement

As previously disclosed, on July 11, 2022, Zoned Arizona Properties, LLC (“Zoned Arizona”), a wholly owned subsidiary of Zoned Properties, Inc. (the “Company”), entered into a Loan Agreement (the “Loan Agreement”), dated as of July 11, 2022, by and between Zoned Arizona and East West Bank (the “Bank”). Pursuant to the terms of the Loan Agreement, subject to and upon the satisfaction of the terms and conditions of the Loan Agreement, Zoned Arizona may request advances under a multiple access loan (“MAL”) in an aggregate outstanding amount not to exceed $4.5 million.

On December 7, 2022, Zoned Arizona and the Bank entered into a First Amendment to Loan Agreement (the “First Amendment”). Pursuant to the terms of the First Amendment, Zoned Arizona has elected to make its Early Amortization Election (defined in the First Amendment), which election requires Zoned Arizona to commence paying principal and interest on the MAL as set forth in the Swap Note (defined below). Except as provided in the First Amendment, the terms of the Loan Agreement remain in full force and effect.

A copy of the First Amendment is attached as Exhibit 10.1 hereto and incorporated herein by reference. The above description of the First Amendment is qualified in its entirety by reference to the complete text of the First Amendment.

Amended and Restated Promissory Note

Pursuant to the terms of the Loan Agreement and First Amendment, on December 7, 2022, Zoned Arizona issued an Amended and Restated Promissory Note (the “Swap Note”) to the Bank. The Swap Note has an original principal amount of $4.5 million. The Swap Note requires Zoned Arizona to pay monthly principal and interest payments to the Bank at an interest rate equal to the prime rate plus 0.75%. The Swap Note matures 10 years after its effective date and payments are calculated based on a 30-year amortization schedule.

Zoned Arizona may prepay the outstanding principal under the Swap Note, at any time, subject to the provisions of the Swap Note.

A copy of the Swap Note is attached as Exhibit 10.2 hereto and incorporated herein by reference. The above description of the Swap Note is qualified in its entirety by reference to the complete text of the Swap Note.

Reaffirmation of Guaranty

Also as previously disclosed, on July 11, 2022 and pursuant to the terms of the Loan Agreement, the Company executed a Guaranty (the “Guaranty”) in favor of the Bank, pursuant to which the Company agreed to guarantee all indebtedness of Zoned Arizona to the Bank arising under or in connection with the MAL or any of the loan documents.

On December 7, 2022, the Company executed an Acknowledgement of Amendment and Reaffirmation of Guaranty (the “Reaffirmation”) in favor of the Bank. The Reaffirmation reaffirms the Guaranty and provides the Company’s consent to the First Amendment and Swap Note.

A copy of the Reaffirmation is attached as Exhibit 10.3 hereto and incorporated herein by reference. The above description of the Reaffirmation is qualified in its entirety by reference to the complete text of the Reaffirmation.

Interest Rate Swap

On December 7, 2022, Zoned Arizona and the Bank entered into an Interest Rate Swap Transaction Confirmation (the “Confirmation”). The Confirmation incorporates by reference the 2002 ISDA Master Agreement as published by the International Swaps and Derivatives Association, Inc. as if the parties to the Confirmation executed such agreement in such form. The Confirmation provides the terms and conditions governing the interest rate swap transaction afforded to Zoned Arizona, including a fixed interest rate of 7.65%.

A copy of the Confirmation is attached as Exhibit 10.4 hereto and incorporated herein by reference. The above description of the Confirmation is qualified in its entirety by reference to the complete text of the Confirmation.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 above regarding the Swap Note is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	First Amendment Loan Agreement, dated as of December 7, 2022, by and between Zoned Arizona Properties, LLC and East West Bank.
10.2	Amended and Restated Promissory Note, dated as of December 7, 2022, issued by Zoned Arizona Properties, LLC in favor of East West Bank.
10.3	Acknowledgement of Amendment and Reaffirmation of Guaranty, dated as of December 7, 2022, executed by Zoned Arizona Properties, LLC in favor of East West Bank.
10.4	Interest Rate Swap Transaction Confirmation, dated as of December 7, 2022, by and between Zoned Arizona Properties, LLC and East West Bank.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZONED PROPERTIES, INC.

Dated: December 9, 2022	/s/ Bryan McLaren
Bryan McLaren
Chief Executive Officer & Chief Financial Officer

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